EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-8 and related Prospectus of Oceaneering International, Inc. for the registration of 5,000,000 shares of its common stock and to the incorporation by reference therein of: (1) our reports dated February 25, 2011, with respect to the consolidated financial statements of Oceaneering International, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Oceaneering International, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission; and (2) our report dated June 18, 2010, with respect to the financial statements of the Oceaneering Retirement Investment Plan included in its Annual Report (Form 11-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.
Houston, Texas
May 9, 2011

/s/ Ernst & Young LLP